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                                  EXHIBIT 23.1
                               FUTURE LINK CORP.

                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated April 30, 1999, except for Note 8, as to which the date is June 24, 1999, with respect to the financial statements of Executive LAN Management, Inc., dba Micro Visions, in the Registration Statement (S-8, No. 333-84679) pertaining to the FutureLink Corp. Stock Option Plan, included in FutureLink Corp.'s Current Report on Form 8-K dated October 15, 1999.


                                              /s/ Ernst & Young LLP


Orange County, California
October 27, 1999